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               Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 15, 1998, relating to the financial statements and financial highlights of Alliance Select Investors Series, Inc.- Premier Portfolio (the "Fund"), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus relating to Class A, Class B and Class C shares of the Fund (the "Prospectus") which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Shareholder Services - Statements and Reports" and "General Information - Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus.


/s/ PricewaterhouseCoopers LLP


1177 Avenue of the Americas
New York, New York 10036
February 22, 1999



























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